EXHIBIT 99.1
                                                                    ------------


                                  DSL.net, Inc.
                           CONSOLIDATED BALANCE SHEETS
                  (dollars in thousands, except per share data)
                                   (unaudited)



                                                                                                 July 31,         Pro Forma
                                                                                                   2003            (Note 2)
                                                                                               ------------      ------------
                                                         ASSETS
Current assets:
Cash and cash equivalents                                                                      $     22,303      $     22,303
Restricted cash                                                                                       1,507                 7
Accounts receivable (net of allowances of $981 and
   $981 July 31, 2003 and Pro Forma, respectively)                                                    7,743             7,743
Inventory                                                                                               515               515
Deferred costs                                                                                          826               826
Prepaid expenses and other current assets                                                             1,010             1,010
                                                                                               ------------      ------------
Total current assets                                                                                 33,904            32,404

Fixed assets, net                                                                                    28,454            28,454
Goodwill and other intangible assets                                                                  9,967             9,967
Other assets                                                                                          1,740             1,740
                                                                                               ------------      ------------
Total assets                                                                                   $     74,065      $     72,565
                                                                                               ============      ============



                 LIABILITIES, MANDATORILY REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                                               $      3,414      $      3,414
Accrued salaries                                                                                      1,602             1,602
Accrued liabilities                                                                                  12,019            12,019
Deferred revenue                                                                                      5,855             5,855
Current portion of capital leases payable  (Note 3)                                                     128               128
                                                                                               ------------      ------------
Total current liabilities                                                                            23,018            23,018

Capital leases payable (Note 3)                                                                          89                89
Notes payable (Note 3)                                                                                5,000              --
Notes payable, net of discount (Note 3)                                                               4,241             4,241
Credit facility (Note 3)                                                                               --                --
                                                                                               ------------      ------------
Total liabilities                                                                                    32,348            27,348
                                                                                               ------------      ------------
Commitments and contingencies


Preferred stock: 20,000,000 preferred shares authorized (Note 4) 20,000 shares designated as Series X, mandatorily redeemable, convertible preferred stock, $.001 par value; 20,000 shares issued and outstanding as of July 31, 2003 and Pro Forma (liquidation preference $23,715 as
   of July 31, 2003 and Pro Forma)                                                                   13,938            13,938


15,000 shares designated as Series Y, mandatorily redeemable, convertible preferred stock, $.001 par value; 14,912 shares issued and outstanding as of July 31, 2003 and Pro Forma (liquidation preference $17,330 as
   of July 31, 2003 and Pro Forma)                                                                    9,415             9,415

Stockholders' equity
Common stock, $.0005 par value; 400,000,000 and 400,000,000 shares
   authorized; 65,521,540 and 65,521,540 shares issued and outstanding                                   33                33
Additional paid-in capital                                                                          329,257           329,257
Deferred compensation                                                                                    --                --
Accumulated deficit                                                                                (310,926)         (307,426)
                                                                                               ------------      ------------
Total stockholders' equity                                                                           18,364            21,864
                                                                                               ------------      ------------
Total liabilities, preferred stock and stockholders' equity                                    $     74,065      $     72,565
                                                                                               ============      ============

The accompanying notes are an integral part of these consolidated balance sheets

                                  DSL.NET, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


1.    Summary of Significant Accounting Policies

A.    Basis of Presentation

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates. The consolidated Balance Sheet as of July 31, 2003 and the consolidated pro forma balance sheet [as of July 31, 2002] are unaudited, but in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) that DSL.net, Inc. ("DSL.net" or the "Company") considers necessary for a fair presentation of its financial position.

      The accompanying unaudited interim balance sheets have been prepared with the assumption that users of the interim financial information have either read or have access to the Company's financial statements for the year ended December 31, 2002. Accordingly, footnote disclosures that would substantially duplicate the disclosures contained in the Company's December 31, 2002 audited financial statements have been omitted from these unaudited interim balance sheets. While management believes the disclosures presented are adequate to make these balance sheets not misleading, these balance sheets should be read in conjunction with the Company's audited financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003which have been filed with the SEC.

2.    Pro forma Balance Sheet

      The consolidated pro forma balance sheet is presented to reflect the settlement of a $5,000 note issued by the Company to Network Access Solutions Corporation (in connection with an acquisition) for $1,500 resulting in a $3,500 gain. This transaction was completed during August 2003 and consequently is not reflected on the July 31, 2003 balance sheet (Note 3).

3.    Debt

      The Company entered into a Revolving Credit and Term Loan Agreement, dated as of December 13, 2002 (the "Credit Agreement"), with a commercial bank providing for a revolving line of credit of up to $15,000 (the "Commitment"). Borrowings under the Credit Agreement could be made in minimum $500 increments from time to time up to the Commitment and repayments could be made in minimum $100 increments, in each case until the revolving credit maturity date of December 12, 2004, at which time all amounts outstanding would convert into a term loan payable in 12 quarterly installments commencing on December 31, 2004 (the "Term Loan"). The Company could pre-pay amounts due under the Term Loan in increments of $1,000 without penalty. Interest was payable on all amounts outstanding under the Credit Agreement in arrears at the end of each calendar quarter at a variable interest rate equal to the higher of the bank's prime rate equivalent or 0.5% percent above the Federal Funds Effective rate. As of June 30, 2003, amounts outstanding under this Credit Agreement bore interest at an annual rate of 4.0%. The amount not drawn upon under the Commitment (subject to certain adjustments) was subject to a commitment fee, payable in arrears at the end of each calendar quarter, equal to an annualized rate of 0.25%. The Credit Agreement also required the Company and its subsidiaries, except for Vector Internet Services, Inc.,

                                  DSL.NET, INC.
                NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


to maintain all of its bank deposit and investment accounts with the bank. The Company's ability to borrow amounts available under the Credit Agreement was subject to the bank's receipt of a like amount of guarantees from certain of the Company's investors and/or other guarantors acceptable to the bank and to certain other conditions set forth in the Credit Agreement. As of June 30, 2003, the Company's investors had guaranteed $9,100 under the Credit Agreement. On February 3, 2003, the Company borrowed $6,100 under the Credit Agreement. As of June 30, 2003, the Company's outstanding balance under the Credit Agreement was $6,100. On July 18, 2003, the Company repaid the $6,100 outstanding balance plus accrued interest, and terminated the Credit Agreement.

      The Company entered into a Reimbursement Agreement, dated as of December 27, 2002, with several private investment funds affiliated with VantagePoint Venture Partners ("VantagePoint"), Columbia Capital Equity Partners ("Columbia"), The Lafayette Investment Fund, L.P. and Charles River Partnership, L.P. (collectively the "Guarantors") and VantagePoint Venture Partners III (Q), L.P., as administrative agent (the "Agent"). The Guarantors are all holders of or affiliates of holders of the Company's Series X and Series Y Preferred Stock. Pursuant to the terms of the Reimbursement Agreement, on December 27, 2002, VantagePoint and Columbia issued guarantees in an aggregate amount of $6,100 to support certain obligations of the Company under the Credit Agreement. The Reimbursement Agreement obligated the Company to reimburse the Guarantors for any payments they may be required to make in accordance with their guarantees. The Company's obligations under the Reimbursement Agreement were guaranteed by certain of the Company's wholly-owned subsidiaries and collateralized by a Security Agreement signed by the Company and certain of its wholly-owned subsidiaries which pledged a significant portion of the Company's consolidated assets as collateral. On July 18, 2003, in connection with the termination of the Credit Agreement, the guarantees, Reimbursement Agreement and related Security Agreement were terminated.

      Pursuant to the terms of the Reimbursement Agreement, on December 27, 2002, the Company issued warrants to purchase 12,013,893 shares of its common stock to VantagePoint and to Columbia, in consideration for their guarantees aggregating $6,100. All such warrants have a ten year life and an exercise price of $0.50 per share. On March 26, 2003, the Company, issued additional warrants, exercisable for ten years, to purchase a total of 936,107 shares its common stock at $0.50 per share to VantagePoint and Columbia, bringing the total number of warrants issued in connection with the Reimbursement Agreement to 12,950,000. Pursuant to the terms of the Reimbursement Agreement, in the event that the Company did not borrow any amounts under the Credit Agreement on or before March 31, 2003, then the Credit Agreement and all Guarantees issued under the Reimbursement Agreement would have been terminated and any warrants issued to Guarantors in connection with the transactions contemplated would have been deemed terminated. Since the Company borrowed amounts under the Credit Agreement on February 3, 2003, the Guarantors' guarantees of the subject loan became effective on February 3, 2003 and the contingency related to the validation of the warrants was eliminated.

      On February 3, 2003, the Company valued the 12,950,000 warrants at $0.514 each with a total value of approximately $6,656. The valuation was performed using a Black Scholes valuation model with the following assumptions: (i) a risk free interest rate of 4.01% (ten-year Treasury rate), (ii) a zero dividend yield, (iii) a ten year expected life, (iv) an expected volatility of 153%, (v) an option exercise price of $0.50 and (vi) a current market price of $0.52 (the closing price of the Company's common stock on February 3, 2003). Since the warrants were issued in consideration for loan guarantees, which enabled the Company to secure financing at below market interest rates, the Company recorded their value as a deferred debt financing cost which will be amortized to interest expense over the term of the loan (approximately 57 months) using the "Interest Method" of

                                  DSL.NET, INC.
                NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

amortization. For the three and six months ended June 30, 2003, interest expense relating to amortized deferred financing costs approximated $501 and $816, respectively.

      As a result of the loan repayment, on July 18, 2003 the Company wrote-off approximately $184 of the related unamortized balance of loan origination fees and approximately $5,737 of the related unamortized balance of deferred financing costs.

      On March 3, 2003, the Company and certain of the Guarantors entered into Amendment No. 1 to the Reimbursement Agreement, pursuant to which VantagePoint increased its guarantee by $3,000, bringing the aggregate guarantees by all Guarantors under the Reimbursement Agreement, as amended, to $9,100. As consideration for VantagePoint's increased guarantee, if the Company closed an equity financing on or before December 3, 2003, it was authorized to issue VantagePoint additional warrants to purchase the type of equity securities issued by it in such equity financing. The number of such additional warrants would be determined by dividing $1,000 by the per share price of such equity securities. Accordingly, since the Company closed a financing on July 18, 2003, the Company intends, subject to stockholder approval at its 2003 annual meeting of stockholders, to issue to VantagePoint additional warrants to purchase 2,260,909 shares of its common stock at a per share price of $0.4423.

      On July 18, 2003, the Company entered into a Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") with Deutsche Bank AG London, acting through DB Advisors LLC as Investment Agent ("Deutsche Bank"), VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. and VantagePoint Venture Partners 1996, L.P. (collectively, the "Investors") relating to the sale of an aggregate of (i) $30,000 in senior secured promissory notes (the "Notes") and
(ii) warrants to purchase an aggregate of 157,894,737 shares of the Company's common stock for a period of three years at an exercise price of $0.38 per share (the "Warrants"). The aggregate purchase price for the Notes and Warrants was $30,000.

      Subject to the terms and conditions of the Note and Warrant Purchase Agreement, the Company issued an aggregate of $30,000 in principal amount of Notes to the Investors on July 18, 2003. Principal on the Notes is payable in a single payment on July 18, 2006. The Notes provide for an annual interest rate of 1.23%, payable in cash quarterly in arrears commencing on October 18, 2003, unless the Company elects to defer payment of such interest and pay it together with the principal amount of the Notes at maturity on July 18, 2006. Pursuant to the terms of an Agency, Guaranty and Security Agreement (the "Security Agreement") by and among the Company, certain of the Company's subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, and the Investors, the Company's obligations under the Notes are secured by a security interest in a majority of the personal property and assets of the Company and certain of its subsidiaries.

      The Company, on July 18, 2003 recorded the note and warrant transactions in accordance with Accounting Principals Board 14 "ACCOUNTING FOR CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK PURCHASE WARRANTS" whereby a fair value was ascribed to the 157,894,737 warrants to be issued (related to the $30,000 notes) together with the 2,260,909 warrants to be issued (related to VantagePoint's increased guarantee) using a Black Scholes valuation model, and a fair value was ascribed to the $30,000 notes using a present value method with a 19% discount rate. The relative fair value of the warrants representing 87% of the combined fair value of the warrants and notes was applied to the $30,000 proceeds to determine a note discount of approximately $26,063 which was recorded as a reduction to the notes payable and an increase to additional paid in capital. The note

                                  DSL.NET, INC.
                NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

discount will be amortized to interest expense ratably over the 36 month term of the notes. As of July 30, 2003, approximately $304 of this note discount has been amortized.

      Subject to the terms and conditions of the Note and Warrant Purchase Agreement, the Company issued a warrant (the "Initial Warrant") to purchase 12,950,000 shares of its common stock to Deutsche Bank. Deutsche Bank may not exercise or transfer the Initial Warrant until the issuance of the Additional Warrants (as defined below), except in certain circumstances set forth in the Note and Warrant Purchase Agreement.

      The Company will issue to the Investors (or their assignees) the remaining warrants to purchase an aggregate of 144,944,737 shares of its common stock (the "Additional Warrants") after the following conditions have been met:

      o Stockholder approval of (i) amendments to the Company's certificate of incorporation to, among other things, increase the authorized number of shares of the Company's common stock, and (ii) the issuance of the Warrants (collectively, the "Required Stockholder Approvals"); and

      o Receipt of regulatory approvals from certain state public utility commissions.

      In connection with the Note and Warrant Purchase Agreement, certain holders of the Company's Series X Preferred Stock and Series Y Preferred Stock entered into a voting agreement which obligates them to vote in favor of the Required Stockholder Approvals. The Company believes that the stock subject to such voting agreement is sufficient to obtain the Required Stockholder Approvals and that the Required Stockholder Approvals will, therefore, be obtained at the Company's 2003 annual meeting of stockholders.

      The proceeds from the sale of the Notes and Warrants will be used by the Company for general corporate purposes, including acquisitions, the expansion of the Company's sales and marketing activities and repayment of debt and lease obligations.

      On July 18, the Company paid $2,600 in full settlement of certain outstanding capital lease obligations approximating $3,728. The difference between the lease carrying value and the purchase price of the assets, of approximately $1,128, was recorded as a reduction of the carrying value of the assets acquired under the lease obligations.

      On July 21, 2003 the Company paid $1,500 into escrow (recorded as restricted cash) as a negotiated settlement of a $5,000 note issued by the Company to Network Access Solutions Corporation in connection with an acquisition. The settlement payment was subject to approval by the bankruptcy court overseeing the noteholder's estate. The bankruptcy court approved the transaction on August 25, 2003 and the amounts were released from escrow to consummate the transaction. The difference between the $5,000 note and the $1,500 settlement amount was recorded as other income.

      On July 18, 2003, in connection with the Note and Warrant Purchase Agreement, the Company, the Investors and certain of the stockholders of the Company entered an Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), which provides for rights relating to election of directors, the registration of the Company's common stock and certain protective provisions.

                                  DSL.NET, INC.
                NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.    Mandatorily Redeemable Convertible Preferred Stock

      The Series X and Series Y Preferred Stock activity during the month ended July 31, 2003 is summarized as follows:

                                                                                 MANDATORILY
                                                                    REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                                             ----------------------------------------------------
                                                                     SERIES X                    SERIES Y
                                                             ------------------------    ------------------------
                                                               SHARES        AMOUNT        SHARES        AMOUNT
                                                               ------        ------        ------        ------
Balance June 30, 2003                                          20,000       $ 13,287       15,000       $  8,956

Conversion of Series Y Preferred Stock to common stock                                        -88            -37

Payment of accrued dividends on converted Series Y                                                           -11
  Preferred Stock

Accrued dividends on Series X and Y Preferred Stock                              200                         149

Accretion of beneficial conversion feature of Series X
  and Y Preferred Stock                                                          451                         358
                                                             ---------    -----------    ---------    -----------
Balance July 31, 2003                                          20,000       $ 13,938       14,912       $  9,415
                                                             =========    ===========    =========    ===========

      On July 2, 2003, 88 shares of Series Y Preferred Stock were converted into 176,000 shares of the Company's common stock and the Company paid accrued dividends approximating $11 by issuing 22,431 shares of its common stock at a fair market value of $0.51 per share.

      As part of the agreements negotiated in conjunction with the Company's $30,000 financing on July 18, 2003, the Company and holders of a majority of the Series X and Series Y Preferred Stock agreed to extend the redemption dates of the Series X and Series Y Preferred Stock from January 1, 2005 to July 18, 2006. Also, as a result of the financing transaction, in accordance with the terms of the Series Y Preferred Stock, the Series Y conversion price was adjusted from $0.50 (each Series Y Preferred Share is convertible into 2,000 shares of common stock) to $0.4423 (each Series Y Preferred Share is convertible into approximately 2,260.9 shares of common stock).